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                  [LETTERHEAD OF PETROLEUM ENGINEERING]


May 14, 1998

Securities and Exchange Commission
459 Fifth Street
Washington, D.C. 20549

Gentlemen:

I consent to the use of our engineering report in an amended SB-2 being filed by Tengasco, Inc. and to the reference of our firm under the captions "Experts".

Sincerely,

Coburn Petroleum Engineering

/s/ R.W. Coburn
------------------------
R.W. Coburn
Registered Petroleum Engineer
Oklahoma #3449


RWC/ps


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